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GENESIS BIOPHARMA APPOINTS BIOTECH INDUSTRY VETERAN
HANS E. BISHOP TO ITS BOARD OF DIRECTORS

LOS ANGELES (January 09, 2012) – Genesis Biopharma, Inc. (OTCBB: GNBP), a biotechnology company developing targeted cancer immunotherapies, today announced that Hans E. Bishop has joined the Company’s Board of Directors.  Mr. Bishop has had a long and distinguished career in pharmaceutical and biotechnology companies where he has led and managed business and commercial operations both in the U.S. and abroad.  With the addition of Mr. Bishop, Genesis Biopharma now has eight Board members.

Most recently, Mr. Bishop was with Dendreon Corporation (Nasdaq: DNDN) as Chief Operating Officer, where he was responsible for operational management of the business including manufacturing and commercial operations.  Prior to that, from 2006 to 2009, he was with Bayer Healthcare, a wholly-owned subsidiary of Bayer AG (Xetra: BAYGn.DE), as President Specialty Medicine Business Unit where he led Oncology, Neurology, Ophthalmology and Haematology Business units with gross sales of more than $3 billion. Previous to this, Mr. Bishop was Senior Vice President, Global Commercial Operations for Chiron Corporation from 2004 to 2006 where he oversaw the Global Business Division which had revenues of $650 million.   From 2000-2004, Mr. Bishop was Vice President of Global Operations for Sonera Zed LTD, a global mobile telecom service company, where he managed nine operating subsidiaries in Europe, Asia and North America, and built the operational side of new business growing revenues from $5 million in 2000 to $80 million in 2003.

From 1995 to 2000, Mr. Bishop was with SmithKline Beecham where he rose from European Business Development and Strategy Director to Managing Director of SB UK Pharmaceuticals.  In 1988, Mr. Bishop joined Glaxo Wellcome PLC as a salesperson and advanced to become Marketing Manager, Head of Business Development.  He later was named Managing Director of Optimal Health Solutions, a  joint venture Company funded by Glaxo Wellcome and Reuters PLC, where he built the new team, led the design and development of the product concepts.

Mr. Bishop earned his B.S. in Chemistry from Brunel University in London.

Commenting on his appointment, Mr. Bishop said, “I am especially pleased to be joining Genesis Biopharma’s Board of Directors at this exciting time of their development.  The Company’s novel approach to treating Stage IV metastatic melanoma offers a significant opportunity to provide a potentially life-saving treatment for these late-stage cancer patients.  I look forward to bringing my drug development and operational experience to bear in guiding the Company to advance this promising therapy.”

“We are delighted to welcome Hans to the Company’s Board of Directors,” said Anthony J. Cataldo, Chairman and Chief Executive Officer of Genesis Biopharma.  “His strategic operational skills, along with his vast experience with drug development companies will be of great value to Genesis Biopharma as we advance the clinical development for Cōntego™, our ready-to-infuse adoptive cell therapy using TILs, to treat Stage IV metastatic melanoma.”

About Genesis Biopharma, Inc.
Genesis Biopharma, Inc. is engaged in the development and commercialization of autologous cell therapies for the treatment of various cancers.  The Company’s lead product candidate, Cōntego™, is a ready-to-infuse autologous cell therapy utilizing tumor infiltrating lymphocytes for the treatment of patients with Stage IV metastatic melanoma.  Cōntego™ is based on a currently available physician-sponsored investigational therapy at the National Cancer Institute, MD Anderson Cancer Center and the H. Lee Moffitt Cancer & Research Institute for the treatment of Stage IV metastatic melanoma.

For more information about the company, visit www.genesis-biopharma.com.

Forward-Looking Statements
The foregoing announcement contains forward-looking statements that can be identified by such terminology as “expects”, “hopes”, “potential”, “suggests”, “bodes”, “may”, “should”, “could”, or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements.  In particular, management's expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the company's ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general.  Forward-looking statements speak only as of the date they are made.  The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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